UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

16701 Greenspoint Park Drive, Suite 200 Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

A press release issued by Eagle Rock Energy Partners, L.P. on May 8, 2008, modifying the presentation of, and correcting a statistic in the tables included in the registrant’s earnings press release issued on May 6, 2008. The revised tables in the press release reflect the increasing significance of sulfur revenue in the registrant’s operating results and properly reflect the realized crude price in the registrant’s upstream segment, which had previously been calculated including sulfur revenue. The presentation changes and the correction of the realized crude oil price calculation have no impact to the registrant’s previously reported financial results. The correction press release is attached hereto as Exhibit 99.1, and that press release is incorporated herein by reference. The information presented herein, including the table, is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Eagle Rock Energy Partners, L.P. filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Eagle Rock Energy Partners, L.P. dated May 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner
Date: May 12, 2008
	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Eagle Rock Energy Partners, L.P. dated May 12, 2008.